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                                                                   Exhibit 10.17

                               OPERATING AGREEMENT
                                       OF
                            ACADIAN HOMECARE, L.L.C.

         This Operating Agreement is entered into and is effective as of the 1st day of April, 2004 (the EFFECTIVE DATE), by and among the undersigned Members who agree as set forth herein regarding the operations of Acadian HomeCare, L.L.C., a Limited Liability Company, organized under and existing pursuant to the laws of the State of Louisiana for the purposes of establishing a cooperative endeavor between the parties:

                                    ARTICLE I
                                   DEFINITIONS

1.1      DEFINED TERMS

         As used in this Agreement, defined terms have the meanings hereinafter set forth:

         (a) "Act" means the Louisiana Limited Liability Company Law, Louisiana Revised Statutes 12:1301 et seq., and any successor statute as amended.

         (b) "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with a Member; (ii) any person owning or controlling 10% or more of the outstanding voting securities or membership interest of a Member; (iii) any officer, director, commissioner, member, manager or other partner of a Member; and (iv) if a Member is an officer, director, commissioner, joint venturer, member, manager or partner, any business or entity for which the Member acts in any such capacity.

         (c) "Agreement" or "Operating Agreement" means this Operating Agreement as originally executed and as amended from time to time.

         (d) "Articles" means the Articles of Organization of Acadian HomeCare, L.L.C., as filed with the Secretary of State of Louisiana, as the same may be amended from time to time.

         (e) "Calendar Quarter" means the three month periods ending on March 31st, June 30th, September 30th, and December 31st of each year.

         (f) "Capital Account" means a Capital Account maintained in accordance with the rules contained in of the Regulations.

         (g) "Capital Contribution" means any contribution to the capital of the Company in cash, property or future services by a Member whenever made.

         (h)      "Closing" means the Effective Date set forth above.


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         (i)      "Code" means the Internal Revenue Code of 1986, as amended.

         (j) "Company" means Acadian HomeCare, L.L.C., a Limited Liability Company organized under and existing pursuant to the laws of the State of Louisiana.

         (k) "Distributive Shares" means the share of distributed revenues from the Company due to each Member under the Membership Interests applicable to such distribution.

         (l) "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

         (m)      "Majority Vote" or "Votes" means given to these terms in
                  Section 4.15.

         (n) "Member" means any person executing this Agreement as a Member or hereafter admitted to the Company as a Member as provided in this Agreement, but does not include any person who has ceased to be a Member in the Company.

         (o) "Membership Interest" or "Interest" means a Member's interest in the Company in which the Member shares in the income, gains, expenses, profits, losses, deductions and credits of the Company, which Interest is expressed as the percentage of the Member's holdings of Units in the Company in proportion to the total issued and outstanding Units of the Company.

         (p) "Net Profits" and "Net Losses" means the Company's taxable income or loss determined in accordance with the Code for each of its Fiscal Years.

         (q) "Net Revenues" means total charges of the Company for services provided less contractual adjustments and allowances for bad debt.

         (r) "Officer" means one or more individuals appointed by the Members to whom the Members delegate specified responsibilities. The Members may, but shall not be required to, amend this Agreement to create such offices as they deem appropriate, including, but not limited to, President, Vice Presidents, Secretary and Treasurer. The Officers shall have such duties as are assigned to them by the Members from time to time, which duties shall be memorialized by written amendment to this Operating Agreement. All Officers shall serve at the pleasure of the Members and the Members by Majority Vote may remove any Officer from office without cause and any Officer may resign at any time.

         (s) "Person" means any individual, corporation, partnership, limited liability company or any other entity eligible to be a Member under the Act.

         (t) "Properties" means all of the Company's interests in any movable or immovable properties, contracts or other assets owned by the Company.

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         (u)      "Service Area" means Acadia, Allen, Assumption, Avoyelles,
                  Cameron, East Baton Rouge, Evangeline Iberia, Iberville, Jefferson Davis, Lafayette, Pointe Coupee, Rapides St. Mary, St. Martin, St. Landry, Vermilion, West Feliciana, and West Baton Rouge Parishes in the State of Louisiana.

         (v) "Transferor Member" means any Member who sells or transfers, or offers to sell or transfer, or attempts to sell or transfer his Units in the Company to another Person; or any Member who is subject to a voluntary or involuntary withdrawal.

         (w) "Treasury Regulations" or "Regulations" means the federal income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         (x) "Units" means an interest in the Company acquired by a Member. There shall be two classes of Units, each of which shall have voting rights equal to one vote per Unit. As appropriate in the context, the term Units as used herein shall refer to either or both classes of Units.

                  (1) Class A Units may be issued to certain Members in exchange for capital contributions to the Company. Class A Units shall represent an equity interest in the Company and shall represent a fully participating interest in the Company's management and Net Profits as hereinafter set forth. The maximum authorized number of Class A Units of the Company is ten million (10,000,000).

                  (2) Class B Units may be issued to certain Members who have made capital contributions to the Company and who participate in management of the Company. Class B Units shall represent an interest participating in the Net Profits, a limited equity interest and limited voting interest in the Company with respect to its operation of the branch office doing business as St. Landry HomeCare in accordance with the terms hereinafter set forth. The maximum authorized number of Class B Units of the Company is one (1).

                  (3) Class C Units may be issued to certain Members who have made capital contributions to the Company and who participate in management of the Company. Class C Units shall represent an interest participating in the Net Profits, a limited equity interest and limited voting interest in the Company with respect to its operation of the branch office doing business as Kaplan HomeCare in accordance with the terms hereinafter set forth. The maximum authorized number of Class C Units of the Company is one (1).

                  (4) Class D Units may be issued to certain Members who have made capital

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                           contributions to the Company and who participate in
                           management of the Company. Class D Units shall represent an interest participating in the Net Profits, a limited equity interest and limited voting interest in the Company with respect to its operation of the branch office doing business as Acadia-St. Landry HomeCare in accordance with the terms hereinafter set forth. The maximum authorized number of Class D Units of the Company is one (1).

                  (5) Class E Units may be issued to certain Members who have made capital contributions to the Company and who participate in management of the Company. Class E Units shall represent an interest participating in the Net Profits, a limited equity interest and limited voting interest in the Company with respect to its operation of the branch office doing business as Franklin HomeCare in accordance with the terms hereinafter set forth. The maximum authorized number of Class E Units of the Company is one (1).

                                    ARTICLE 2
                                  ORGANIZATION

2.1      INTENT

         This Agreement constitutes the Operating Agreement of the Company, as referred to in the Company's Articles and the Act.

2.2      FORMATION

         The Company was been formed by its Members as a Louisiana limited liability company by the filing of Articles pursuant to the Act.

2.3      PURPOSES

         (a) The Company is restructuring its arrangements with certain hospitals ("Hospitals") which are parties to continuing cooperative endeavors to operate a Medicare certified home health agency within the Service Area in the State of Louisiana, and otherwise engaging in any lawful activity for which limited liability companies may be formed under the laws of the State of Louisiana as may be approved by the Members. In furtherance thereof, the Company may exercise all powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act, and may engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

         (b) The parties acknowledge that Louisiana Health Care Group, LLC owns and

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                  operates several home health agencies in south-central
                  Louisiana, including agency offices located in Abbeville, Alexandria, Baton Rouge, Bunkie, Clinton, Crowley, Eunice, Ferriday, Franklin, Jennings, Lafayette, Lake Charles, New Iberia, Oakdale, Opelousas, Palmetto, Ville Platte, and Welsh whose service areas may overlap with Company's Service Area. The parties further acknowledge that the Company's home health agency's authorized regulatory service area is that area within a fifty (50) statute mile radius of Lafayette, Louisiana, some of which are not subject to cooperative endeavors with hospitals. Therefore, the parties agree that the Company shall provide home health care services to patients in accordance with the following criteria:

                  Unless otherwise requested by the patient or the patient's attending physician, to ensure continuity of care and to further the healthcare mission of the Company and its hospital members ("Hospitals"), the Company shall admit any patient for home health services who is referred by a Hospital following Hospital's compliance with all regulatory procedures contained in Section 2.3 (b)(e) to the branch office in which a Hospital has a participation interest.

         (c) The parties agree that the foregoing limitations are not in the nature of a non-competition agreement, but rather are voluntary, self-imposed restrictions on operations of the Company to protect other business interests of the Company, the Members and their Affiliates, in the absence of which Company would not have admitted any Members.

         (d) The parties further agree that these restrictions on the Company's operations may only be modified or rescinded upon the Majority Vote of the Members of the Company.

         (e) The parties acknowledge each Hospital is limited by federal law when making referrals to a home health enterprise in which it has an investment interest. Social Security Act Section 1861(ee)(2)(D) requires that the Hospital offer potential home health patients a choice of any qualified provider that services the area of the patient's residence. The proposed regulations implementing this provision require that the Hospital furnish each patient a list of available home health agencies from which to choose. (See 42 CFR 482.55 (b) (7) as proposed in 62 Federal Register 66726 (Dec. 19, 1997). Moreover, Social Security Act Section 1861(ee)(2)(H) and
                  Section 1866 (a)(1)(S) require a hospital to disclose to patients and to the federal Centers for Medicare and Medicaid Services the nature of any financial interest it may have in a home health enterprise. Each Hospital shall ensure compliance with all current and future applicable requirements regarding its role in the patient's selection of a home care provider prior to referring any patient to the Company.

         (f) In keeping with the Hospitals' obligations to provide health care services to residents of their respective service areas, Company agrees to continue to provide home health services within the Service Area so long as this Agreement is in

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                  effect. Home health services provided by Company shall include substantially the full range of clinical services currently provided by the Company's home health agency. Company further agrees that, to assure quality of services provided to the residents of the Service Area, it will establish and maintain accreditation with the Joint Commission on Accreditation of Healthcare Organizations (or its successors) for so long as it provides home health care services to residents of the Service Area. The foregoing obligations to provide home health services or to accept patients for admission does not include an obligation to provide services to patients who do not meet eligibility criteria for home health services established by their payor source.

         (g) The Members agree that the following branch offices shall continue to provide home health services in the following areas:

                  St. Landry HomeCare shall provide home health services within St. Landry Parish, excepting the areas of the Parish which are encompassed by: (i) the Acadia-St. Landry Hospital Service District, and (ii) U.S. Postal Service Zip Code 70535 in the State of Louisiana;

                  Kaplan HomeCare shall provide home health services within Vermilion Parish, excepting the areas of the Parish which are encompassed by the Vermilion Parish Hospital Service District No. 2;

                  Acadia-St. Landry HomeCare shall provide home health services within St. Landry and Acadia Parishes, within the areas which are encompassed by the Acadia-St. Landry Hospital Service District boundaries;

                  Franklin HomeCare shall provide home health services within St. Mary Parish, within the areas which are encompassed by the St. Mary Parish Hospital Service District No. 2 boundaries.

                  The Lafayette office of Acadian HomeCare shall provide home health services within its regulatory authorized service area in areas not otherwise covered by other branch offices of the Company.

         (h) Notwithstanding the foregoing, the obligations contained herein are not intended to induce the referral of patients, items or services and the Parties acknowledge that there is no requirement that any Hospital refer patients to Company, except as may be consistent with the wishes of the patient and with law.

2.4      REGISTERED OFFICE AND AGENT

         The Company shall maintain a registered office and a registered agent in the State of Louisiana, which office and agent may be changed by the Members.

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2.5      OTHER OFFICES

         In addition to its registered office in Louisiana, the Company may have other offices and places of business at such places, both within and without the State of Louisiana, as the Members may from time to time determine.

2.6      OPERATING AGREEMENT

         The affairs of the Company shall be governed by the Act, its Articles and this Operating Agreement. There shall be only one Operating Agreement governing the affairs of the Company and the relationships of the Members to one another as such relate to the business of the Company. Any oral or written agreement between or among the Members relating to the Company and the matters governed by this Operating Agreement shall be of no effect whatsoever unless and until the Members agree by Majority Vote (or, if applicable, by such higher vote) to incorporate said agreement into this Operating Agreement.

                                    ARTICLE 3

                                     MEMBERS

3.1      MEMBERS

         The Members of the Company shall be those Persons who have joined in the execution of this Agreement or an appropriate addendum thereof, and who have been approved for membership by the Majority Vote of the Members. The Members further agree that allocations of classes of units to such newly admitted Members shall not affect any other Member's equity or voting interests as set forth herein.

3.2      EXECUTION OF THIS AGREEMENT

         The admission of an additional Member shall not become effective until the Person has executed this Agreement, or an appropriate supplement hereto, pursuant to which the new Member agrees to be bound by, and subject to, all of the terms and provisions hereof and restrictions herein.

3.3      MEMBERS HAVE NO EXCLUSIVE DUTY TO COMPANY

         (a) No Member shall be required to perform services for the Company solely by virtue of being a Member. Unless approved by the Members, no Member shall perform services for the Company or be entitled to compensation for services performed for the Company.

         (b) Except as otherwise expressly stated herein, no Member shall be required to participate in the Company as such Member's sole and exclusive function and any

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                  Member shall be entitled to and may have other business
                  interests and may engage in other activities in addition to those relating to the Company and in addition to those permitted Related Party Transactions as described in Section
                  4.23. No Member shall have a business interest or engage in activities which are in direct competition with the Company's provision of home health care services without the expressed written approval of the other Members pursuant to a Majority Vote. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Member or to the income or proceeds derived therefrom, and no member shall have any liability or responsibility for any losses sustained by a Member in such other investments or activities. The Member shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture permitted by this Agreement.

                                    ARTICLE 4
                                   MANAGEMENT

4.1      MANAGERS

         (a) The business of the Company shall be managed by a Manager, who may, but need not, be Member, and who shall be a mandatary of the Company for all matters in the ordinary course of its business. LHC GROUP, LLC shall be the initial Manager of the Company, and appears herein to accept said appointment. To the extent authorized by this Agreement, the Manager shall have full, exclusive and complete discretion, control, power and authority in the management of the Company's affairs. The Manager shall have full power and authority to undertake any activity described in this Article and to execute and deliver on behalf of the Company such documents or instruments which the Manager deems appropriate in the conduct of the Company's business. No person, firm or corporation dealing with the Company shall be required to inquire into the authority of the Manager to take any action or make any decision.

         (b) The Manager shall be required to devote to the Company's affairs only such part of its time as is reasonably required to conduct the operations contemplated under this Agreement and shall be free to engage in any other business for its own account and/or for the account of others, however, no such business interests and activities may be in direct competition with the Company. Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in any independent business ventures of the Manager. The Manager shall not take or recommend any action which may or will affect the Company's home health agency licensure or Medicare certification, or which violates any law or regulation.

         (c) Subject to the ultimate authority of the Members of the Company, the day to day management of each branch office within the Service Area shall be conducted by

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                  the Manager under the oversight and direction of a "Management
                  Committee." No Management Committee shall take or recommend any action which may or will affect the Company's home health agency licensure or Medicare certification, or which violates any law or regulation. Each committee shall have one representative appointed by the Manager holding 66 votes, and one representative appointed by the Hospital participating in the branch office holding 33 votes. The votes granted to the representatives are for purposes of the Management Committee only and do not constitute "Votes" as same are defined in
                  Section 4.15. Representatives on the Management Committee may meet and take action in accordance with the provisions of Sections 4.17 and 4.18 of this Agreement.

4.2      POWERS OF MANAGER.

         The Manager shall have all necessary powers to carry out the purposes and conduct the business of the Company including, without limitation, excepting any specific limitations contained in this Agreement or in applicable law, the authority, right and power on behalf of the Company to:

         (a) To negotiate all such contracts, agreements, and other undertakings without binding the Company until same are approved by Majority Vote of the Members;

         (b)      Hold, manage and defend the assets of the Company;

         (c) Open, maintain and close bank accounts, designate and change signatories on such accounts and draw checks and other orders for the payment of monies;

         (d) Lease, sell, convey, assign, trade, exchange, quitclaim, surrender, release, abandon or otherwise dispose of any movable assets or interest therein or payable therefrom not to exceed $25,000 without any further act or vote or grant of authority by any Members and in connection therewith make any such distributions as the Manager may deem appropriate from the proceeds of such sale to the Members. Any such transaction exceeding $25,000 shall require the prior approval of 75% of the Votes;

         (e) To collect and deposit all Company receipts and to disburse all Company funds in payment of all ordinary and necessary expenses;

         (f) Sue and be sued, complain and defend in the name of and on behalf of the Company;

         (g) Execute and deliver all negotiable instruments, checks, drafts or other orders for the receipt or payment of funds belonging to the Company;

         (h) Execute powers of attorney, consents, waivers and such other documents as may be necessary or appropriate before any court, administrative board or agency of any governmental authority affecting Company assets;

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         (i)      Purchase insurance, at the Company's expense, to protect
                  Company assets against loss and to protect the Manager against liability to third parties arising out of the Company's activities, provided that any such insurance shall name each Member, individually as an additional named insured;

         (j) Prepare and file all returns for the Company and make all elections for the Company with respect to federal and state income or other taxes;

         (k) Recommend employment of such agents, employees, accountants, lawyers, clerical help and other assistance and services subject to approval by Majority Vote;

         (l) Grant and perfect security interests in the Company's accounts solely for the purposes of obtaining operational financing as provided in Section 4.23 and 4.29; and

         (m) Execute and deliver such other documents and perform such other acts as the Manager in his sole discretion may determine to be necessary or appropriate to carry out the purposes of the Company

         The foregoing powers of the Manager are subject to the limitation that no specific action may be taken by the Manager over the prior objection to such specific action by a Member unless and until such specific action is approved by Majority Vote.

4.3      CERTAIN LIMITATIONS ON AUTHORITY OF MANAGER.

         All authority not specifically delegated to the Manager hereinbefore shall be reserved to the Members. All decisions of the Members shall be determined by Majority Vote; except that, the following matters shall require the approval of a two-thirds (2/3's) Vote of the Members:

         (a)      To dissolve, liquidate or wind-up the business of the Company;

         (b) To sell, exchange, lease, mortgage, pledge, encumber, or grant a security interest in, or otherwise transfer assets, other than inventory in the ordinary course of business, and other than granting and perfecting security interests in the Company's accounts as provided in 4.2(l) above;

         (c) To merge or consolidate the Company with or into any other entity;

         (d) Except as provided in Section 4.29 in relation to operational financing, to incur indebtedness in excess of $25,000 in any one transaction, or in excess of $100,000 in the aggregate, which aggregate amount shall include any outstanding operational financing amounts;

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         (e)      To alienate, lease or encumber any immovable property
                  belonging to the Company;

         (f)      Confess to judgment against the Company;

         (g)      To admit new members;

         (h)      To file voluntary bankruptcy proceedings;

         (i)      To amend the Articles or this Agreement; and

         (j)      To make distributions to a Member or Members.

4.4      COMPENSATION AND REIMBURSEMENT OF MANAGER.

         Manager shall not receive any compensation for its services rendered in its legal capacity as Manager of the limited liability company unless and until same be established upon a Majority Vote. Manager shall be reimbursed on a monthly basis for all direct costs and expenses reasonably incurred on behalf of the Company. All compensation to Manager for services rendered and all direct costs and expenses incurred by Manager on behalf of the Company shall not exceed that which is reasonable and proper for comparable services performed in a like manner in accordance with industry standards, and shall to the extent applicable, meet the criteria of any applicable safe harbor regulation.

4.5      LIABILITY AND INDEMNIFICATION OF MANAGER.

         In addition to any other provision contained herein conferring similar rights, the Manager shall not be liable, responsible, or accountable in damages or otherwise to the Company or to any Member for any action taken or any failure to act on behalf of the Company within the scope of the authority conferred on the Manager by this Agreement or by law, unless the action was taken or omission was made fraudulently or in bad faith or unless the action or omission constituted gross negligence, or conduct demonstrating a greater disregard of the duty of care than gross negligence, including but not limited to, intentional tortious conduct or intentional breach of Manager's duty of loyalty.

4.6      POWER OF ATTORNEY.

         Each Member hereby constitutes and appoints the Manager as the Member's true and lawful attorney and agent with full power and authority in the Member's name, place, and stead solely for the purpose of executing, swearing to, acknowledging, delivering, filing, and recording in the appropriate public offices:

         (a) All such certificates that are necessary or appropriate to (1) qualify or continue the Company as a limited liability company or (2) to conduct the business of the Company in the jurisdictions in which the Company may conduct business or own or lease property; and

         (b)      One or more fictitious or trade name certificates

         The power of attorney granted herein shall be considered to be coupled with an interest, and, to the extent permitted by applicable law, shall survive the death, interdiction, withdrawal, resignation, retirement, expulsion, bankruptcy, dissolution, or termination of existence of a Member or interest holder. It shall also survive the Transfer of an Interest, except that if the Transferee is admitted as a Member, this power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the Manager, as attorney in fact, to execute, acknowledge, and file any documents needed to effectuate the substitution.

4.7      RESIGNATION OR WITHDRAWAL OF MANAGER.

         The Manager may resign upon giving written notice to the Company at least thirty (30) days in advance. Upon the resignation or withdrawal of the Manager, a new Manager may be elected by an unanimous vote of the Members.

4.8      OTHER AGENTS

         The Members, on Majority vote, may appoint other managers, agents, or attorneys-in-fact as needed from time to time, whose authority to act for the Company shall be stated in the written act or instrument pursuant to which said agent or attorney in fact is appointed. Unless expressly authorized to do so by the Members, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind or obligate the Company in any way, or to pledge its credit.

4.9      REMOVAL OF MANAGER.

         The Members, at any time and with or without cause, may remove a Manager and elect a new Manager, only upon unanimous Vote of the Members .

4.10     LIMITATION ON AUTHORITY OF MEMBERS.

         No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member. This Section 4.10 supersedes any authority granted to the Members by the Act. Any Member who takes any action or binds the Company in violation of this Operating Agreement shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

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4.11     BUSINESS JUDGMENT.

         The Managers and the Members shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented by: (i) any one or more Members, Officers or employees of the Company whom the Member reasonably believes to be reliable and competent in the matter presented, (ii) legal counsel, public accountants, or other persons as to matters the Member reasonably believes are within the person's professional or expert competence, or (iii) a committee of Members on which he or she does not vote if the Member reasonably believes the committee merits confidence.

4.12     MEETINGS OF THE MEMBERS

         Subject to the notice requirement of Section 4.13, meetings of the Members may be called at any time by a Manager, or by Members holding in the aggregate thirty percent (30%) of the Units. If the meeting is called by less than a majority in interest of the Members, it shall be held at the registered office of the Company, unless all Members agree to an alternate location. Subject to the foregoing, meetings of the Members may be held at the office of the Company, or at such other place, either within or without the State of Louisiana, at a time and date as designed in the notice. Failure to hold an annual meeting shall not affect or vitiate the Company's existence.

4.13     NOTICE OF MEETINGS

         Written notice of the time and place of a meeting of Members shall be given by the Person calling the meeting to all Members at least two (2) days and not more than sixty (60) days prior to the date fixed for the meeting. Notice of any Members' meeting may be waived in writing by any Member at any time. Attendance at any meeting by a Member shall be deemed a waiver of notice of such meeting unless such attendance is solely for the purpose of objecting to the legality of the meeting on grounds of inadequate or improper notice.

4.14     QUORUM

         Except as may be otherwise required by the Act, the Articles or this Agreement, the presence in person or by proxy of persons holding fifty-one percent (51%) of the Votes shall be necessary to constitute a quorum at any meeting of the Members.

4.15     VOTING

         At any meeting of the Members, every Member having the right to vote shall be entitled to vote in person, or by proxy. There shall be one vote allotted for each Unit held by the Members (the "Votes"). Fractional Units shall not be entitled to vote except in the event of a tie vote. Except for actions requiring the unanimous or a supermajority consent or approval of the Members as required by the Act, the Articles, or this Agreement, a fifty-one percent (51%) majority of the Votes present and voting ("Majority Vote") shall decide any matter brought before the Members. On demand of any Member, the vote on any question shall be by written ballot.

4.16     PROXIES

         At any meeting of the Members, every Member shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Member and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period. Any Member may issue an irrevocable proxy to any other Member. A copy of such instrument shall be filed prior to or at the meeting. The person granted a Member's proxy has full authority to act as and on behalf of the Member granting such authority, with all powers and rights incident thereto, unless otherwise limited in such instrument.

4.17     WRITTEN CONSENT

         Any action may be taken without a meeting of the Members if a consent in writing, setting forth the action so taken, shall be signed by those Members having sufficient votes to authorize the action. Such consent shall have the same force and effect as a vote of the Members. A photostatic, email, facsimile transmission, or similar reproduction of a writing, signed by a Member, shall be regarded as an original for all purposes. A copy of the written consent shall be distributed to each non-consenting Member within fifteen (15) days of the date of such consent. The failure to distribute such copies shall not vitiate or effect the consent in any manner.

4.18     TELEPHONE CONFERENCE CALLS; EMAIL

         Members may participate in meetings by means of a telephone conference call or similar communication equipment provided that all Persons participating in the meeting can hear and communicate with each other. Participation in such a meeting shall constitute presence at the meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Manager may poll the Members by telephone and the results of such poll may constitute action by the Members so long as no Member who has been polled objects to such action prior to its adoption, and provided that any action taken by poll is properly reduced to writing and a copy of the same provided to the Members within ten (10) days following the poll. Members may take action by way of serial email transmissions so long as each Member contemporaneously receives a copy of the emails proposing and discussing such action and no Member objects to such action prior to its adoption.

4.19     TAX RETURNS AND ELECTIONS

         The Manager shall cause the preparation and timely filing of the Company's tax returns, shall make such tax elections and determinations as appear to be appropriate, and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing. Upon the transfer of all of the Member's interest in the Company or upon the death of a Member, or upon the distribution of any property of the Company to a Member, the Company may (but shall not be required to) file an election in accordance with the applicable Treasury Regulations to cause the basis of such property to be adjusted for federal income tax purposes as provided by the Code.

4.20     REIMBURSEMENT OF COSTS AND EXPENSES

         Any Member acting for and on behalf of the Company shall be entitled to reimbursement for all reasonable expenses, costs and other liabilities reasonably incurred on behalf of the Company, except to the extent that such expenses, costs and other liabilities are incurred in connection with services that the Member has agreed to perform for the Company as a contribution to its capital.

4.21     LIMITATION OF LIABILITY

         Except as otherwise provided by the laws of the State of Louisiana, the personal liability of each Member, if any, shall be limited to his capital contribution to the Company as set forth herein. No Member has guaranteed or shall have any obligation with respect to the return of a Member's Capital Contributions or profits from the operation of the Company. No Member shall be liable for any debt or liability of the Company unless same shall be separately guaranteed or endorsed by a Member in that Member's personal capacity. No Member shall be liable, responsible or accountable in damages or otherwise to the Company or any other Member for any loss or damage incurred by the Company or the Member by reason of any act or omission performed or omitted by the Member on behalf of the Company, provided that the Member acted (i) in good faith, and (ii) in a manner reasonably believed by the Member to be within the scope of the authority granted to him by this Agreement and in the best interest of the Company. The foregoing limitation of liability shall not apply to such losses to, or damages incurred by, the Company or the Members that result from the Member's gross negligence, intentional misconduct or breach of a fiduciary duty owed to the Company or the Members.

4.22     INDEMNITY

         Except as otherwise provided for herein, to the fullest extent permitted by law the Company shall indemnify, defend and hold harmless each Member and make advances for expenses to each Member arising from any loss, cost, expense, damage, claim or demand, in connection with the Company, the Member's status as a Member of the Company, the Member's participation in the management, business and affairs of the Company or such Member's activities on behalf of the Company. The Company shall also indemnify, defend and hold harmless its Officers, employees and Managers from any loss, cost, expense, damage, claim or demand in connection with the Company, any such Person's participation in the business and affairs of the Company, or such Person's activities on behalf of the Company. Each Member shall be named as an additional insured in any liability insurance policy secured or obtained by or on behalf of the Company. Upon request of any Member, each Member agrees to notify its present or future insurer or insurers that it desires to waive subrogation against the other parties to this Agreement and to verify that such waiver has been made part of the policy. Each of the parties hereby agree to indemnify, and hold the other harmless for any loss sustained because of the other's failure to carry out the obligation provided in this agreement relating to the waiver of subrogation.

4.23     RELATED PARTY TRANSACTIONS

         (a) Anything in this Agreement to the contrary notwithstanding (other than as provided in Section 4.23(b) and (c)), it is agreed by and among the Company and its Members that the Company shall not enter into any contract, agreement or transaction with any Member or Affiliate of the Company; or with any individual family member (spouse, child, sibling or parent) of any Member of the Company; or with any Affiliate, corporation, partnership or legal entity owned (10% or more) or controlled by any Member or Affiliate of the Company, or an immediate family member thereof; or any individual which is a shareholder or other equity interest owner in a corporation, partnership or limited liability company which is a Member or Affiliate, without the Majority Vote of the remaining disinterested Members which shall be calculated by omitting the votes attributable to the interested Member. The following are non-exclusive examples of transactions covered by this section and requiring consent of a majority of the disinterested Members:

                  (i) sale of the Company's real estate or movable property or assets to the Members, their immediate family members or related entities or Affiliates;

                  (ii) leasing of the Company's real estate or movable property or assets, or any portion thereof to or from the Members, their immediate family members or related entities or Affiliates;

                  (iii) entering into contracts for the management, servicing, repair or improvement of the Company's business, real estate, movable property or other assets, or any portion thereof, with the Members, or their immediate family members or related entities or Affiliates.

                  (iv)     employment or professional services agreements.

         (b) Notwithstanding the foregoing, the Members agree that LHC Group, LLC, the Company's Manager, may provide operating capital to the Company at its cost as provided in Section 4.29, and in conjunction therewith shall be authorized to grant a security interest in the Company's accounts receivables to any lender of such funds. Further, the Members agree that LHC Group, LLC shall provide management services to include payroll, billing, purchasing, accounts payable processing, accounting, and similar services to the Company and shall be entitled to reimbursement for its Direct Costs of furnishing same. The term "Direct Costs" as used in this
                  Section 4.23 (b) shall mean all reasonable expenses incurred by Manager on behalf of the Company, including Manager's reasonable actual costs of personnel, equipment, supplies and other expenses incurred in providing the management services, including Manager's functional allocation of home office costs according to Medicare principles of cost allocation for payroll, salaries and benefits administration, accounts payable, billing direction of home health operations, and quality assurance and performance improvement, and provided that such Direct Costs shall not exceed such charges as are reasonable and necessary in accordance with industry standards and shall, to the extent applicable, meet the criteria of any applicable safe harbors. Manager's Direct Costs shall be an expense of the Company.

         (c) Notwithstanding the foregoing, the Members agree that the Company may enter into the following transactions with Hospitals, or their affiliates as deemed necessary for the continued operations of the home health agency:

                  (i) Lease of available office space for the home health agency branch offices at fair market value for operations of the Company, provided the parties intend that the lease shall meet the criteria of the lease-rental safe harbor to the federal laws prohibiting payments for referrals; and

                  (ii) Ancillary services agreements for the provision of ancillary services to patients served by the Company and necessary for the operations of the Company, including, but not limited to, laboratory, pharmacy, central services, maintenance, nursing, and medical records services.

         (c) In no event may the services provided or the expenses, rents or other charges incurred under the foregoing provisions in any related party transactions or any other transactions in which the Company is involved, violate any criteria of any applicable safe harbor provisions relating to federal laws prohibiting payments for referrals or other regulations prohibiting payments in excess of fair market value, to the end that all transactions in which the Company is involved may comply with and not be in violation of any applicable regulations.

4.24     CONTRACTS IN VIOLATION

         Any contract, agreement, or transaction entered into without the consent of the disinterested Members as required in Section 4.23 above or as otherwise permitted herein, shall be absolutely null and void and of no force and effect as concerns the Company and the disinterested Members.

4.25     NO INDEMNIFICATION

         The limitation of liability and indemnification provisions of Sections
         4.21 and 4.22 of this Agreement shall not apply to any transaction entered into in violation of Sections 3.3 and 4.23 above. Furthermore, the limitation of liability and indemnification provisions of Sections
         4.21 and 4.22 of this Agreement shall not apply to any Member if that Member is determined to have breached any fiduciary duty to the Company. In such event, the Member shall promptly reimburse to the Company any sums advanced under Sections 4.21 or 4.22.

4.26     MEMBERS' AND OFFICERS' COMPENSATION

         Any salaries and other compensation of the Members or Officers shall be fixed by the Majority vote of disinterested Members , and no Member shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company. The salary fixed by the Members shall not exceed reasonable compensation for the services rendered in accordance with industry standards and any applicable regulations.

4.27     TAX ELECTIONS; TAX MATTERS PARTNER.

         All elections required or permitted to be made by the Company under the Code shall be made by a Majority Vote of the Members. For all purposes permitted or required by the Code, the Members constitute and appoint its initial Manager as Tax Matters Partner or, if he is no longer the Manager, then such other Member or Manager as shall be elected by the Members by Majority Vote. The provisions on limitations of liability and indemnification of the Members set forth in Article 4 hereof shall be fully applicable to the Tax Matters Partner in his or her capacity as such. The Tax Matters Partner may resign at any time by giving written notice to the Company and each of the other Members. Upon the resignation of the Tax Matters Partner, a new Tax Matters Partner may be elected by Majority Vote of the Members.

4.28     INSURANCE.

         The Company, for itself and its Members as additional insureds, shall maintain in force and effect general commercial liability insurance coverage of no less than $1,000,000 per incident and $3,000,000 in the aggregate; professional liability insurance of no less than: (i) $1,000,000 per incident and $3,000,000 in the aggregate, or (ii) $100,000 per incident and $300,000 in the aggregate, subject to and including participation as a Qualified Healthcare Provider in the Louisiana Patients' Compensation Fund; and workers' compensation insurance in the minimum statutory amount for so long as this Agreement is in effect and for a term of three (3) years thereafter.

4.29     FINANCING.

         For the Company's benefit, LHC GROUP, LLC, as Manager, is hereby authorized to obtain operational financing from its credit facility, GMAC-RFC Health Capital or its successor, and is authorized to grant a security interest of up to one hundred percent (100%) of Company's accounts receivables to secure same, provided, however, that such operational financing in the aggregate shall not exceed the greater of:
         (i) $200,000 or (ii) sixty (60) days trailing net revenues without the Majority vote of the Members. For the purposes of this section the trailing net revenues shall equal the sum of the net revenues generated by the Company during the sixty (60) days preceding the date of the determination of same.

                                    ARTICLE 5

           CAPITAL CONTRIBUTIONS AND ACCOUNTS, AND ACCOUNT ALLOCATIONS

5.1      CAPITAL CONTRIBUTIONS

         (a) Initial Capital. The Members shall each own Units in the Company with their initial Interests in the Company equal to the proportionate percentages as shown in the Membership Schedule. The Units shall represent a participation interest in the Net Profits and Net Losses of the Company and each branch office as follows:

                  (1)      All Class A Units:        67% in the operations of the branch offices doing business as
                                                     St. Landry HomeCare; Kaplan HomeCare; Acadia-St. Landry
                                                     HomeCare; and Franklin HomeCare, and 67% in the operations of the Company's office in Lafayette, Louisiana; and
                                                     100% of all other operations of the Company.

                  (2)      Each Class B Unit:        33% in the operations of the branch office doing business as
                                                     St. Landry HomeCare.

                  (3)      Each Class C Unit:        33% in the operations of the branch office doing business as
                                                     Kaplan HomeCare.

                  (4)      Each Class D Unit:        33% in the operations of the branch office doing
                                                     business as Acadia-St. Landry HomeCare.

                  (5)      Each Class E Unit:        33% in the operations of the branch office doing business as
                                                     Franklin HomeCare.

         (b)      Allocation of Profits and Losses; Equity Interests.

                  (1) Each Company branch office shall maintain a separate accounting for Profits and Losses. The parties agree that the Members' Interests in income and losses of the business activities conducted by the Company in each branch office shall be equal to the percentages calculated as of the time of the allocation by dividing the Units held by each Member by the aggregate Units held by all Members participating in the branch office.

                  (2) The equity interests of each Class of Units shall be based upon the product of the Member's participation interest in each branch office and the proportionate amount of the proceeds calculated using the Net Revenues of each branch office. For example, (this is an illustrative example only and is not intended to reflect current operations) if the proceeds of a sale or merger of the Company were $1,000,000:


                                            Net               Proportionate             Hospitals'
                  Branch                    Rev.      %       Proceeds                  Proceeds
                  ------                    ----     ---      ----------                ---------
         i.       Lafayette                 500      42%        $420,000
         ii.      Abbeville                 100       8%        $ 80,000
         iii.     Crowley                   200      17%        $170,000
         iv.      Franklin HomeCare          50       4%        $ 40,000                 $ 13,200
         v.       St. Landry HC             200      17%        $170,000                 $ 56,100
         vi.      A-St.L HomeCare           100       8%        $ 80,000                 $ 26,400
         vii.     Kaplan HomeCare            50       4%        $ 40,000                 $ 13,200
                                            ---     ---       ----------                 --------
                                            1,200   100%      $1,000,000

                           The Class A Member would receive the remainder of the proceeds. In the event of the merger, consolidation or sale of substantially all of the assets of the Company, the Members shall receive their proportionate proceeds calculated in accordance with this illustration.


         (c) Special Capital Contributions. It is anticipated that the Company will from time to time require additional capital to purchase or acquire additional assets or entities, or interests therein, and to fund the future operations of the Company. The Members will contribute to the capital of the Company, according to their respective Membership Interests, as set forth in Sections 5.1(b) above, cash sums equal to the sums necessary to defray the costs of such operations not covered by Company revenues in such amounts as are approved by an unanimous vote of the Members. Following approval, should a Member fail to pay its share of authorized additional capital within ten (10) days of written notice from any

                  Member or Manager to do so, it shall be liable to the other Member or Members therefor, as provided in Section 5.1(d) below; provided, however, that in lieu of the penalty set forth in Section 5.1(d), upon a Majority Vote of the non-defaulting Members, the defaulting Member shall be deemed to have forfeited its interest in the Company to the non-defaulting Member or Members who choose to advance the defaulting Member's unpaid capital contribution. Written notice of forfeiture shall be delivered to the defaulting Member within sixty (60) days of the default in capital contribution. The provisions of this Section 5.1(c) shall not apply to capital calls unless such call has been approved by a unanimous vote prior to a default.

         (d) Penalty for Failure to Make Capital Contributions. Upon failure of any Member to promptly remit to the Company any sum due by it under the terms of this Section 5.1, and if no non-defaulting Member chooses to declare a forfeiture of interest under Section 5.1(c) above, then another Member may, but shall not be required to, advance such sum or sums. Any Member making such an advance shall be entitled to recover 300% of the amount of such advance from the first Distributive Shares to which the other Member would have otherwise been entitled as a Member of the Company in the absence of its default hereunder. The provisions of this Section 5.1(d) shall not apply to capital calls unless such call has been approved by the unanimous consent of the Members prior to a default.

         (e) Interest on and Return of Capital Contributions. No Member shall be entitled to interest on such Member's Capital Contribution or to a return of its Capital Contribution, except as otherwise specifically provided for herein.

5.2      CAPITAL ACCOUNTS

         A Capital Account shall be maintained on the books of the Company for each Member which shall be begun, determined and maintained through the full term of the Company in accordance with the Capital Accounting rules of Treasury Regulations, and otherwise in accordance with generally accepted accounting principles consistently followed. A Member's Capital Account shall consist of his capital contributions to the Company:

                  (1)      Increased by his share of Company profits; and
                  (2) Decreased by his share of Company losses and by cash distributions to him.

         No Member shall withdraw any part of its Capital Account, except upon the approval of the Members.

5.3      DISTRIBUTIONS

         The Company's Net Profits which are in excess of the current or projected needs of the Company may be distributed on an interim basis each Calendar Quarter to the Members in accordance with the allocations set forth in Section 5.1. Such payments are referred to herein as "Distributive Shares." However, no distribution shall be made to Members if prohibited by the Act. Such distributions shall be made no later than 60 days following the end of each Calendar Quarter. All interim quarterly distributions shall be reconciled annually and corrective distributions shall be made no later than March 31st of each year for the prior fiscal year. Amounts calculated for any partial quarter or annual periods shall be determined proportionately, but shall be subject to the annual reconciliation.

5.4      LOANS TO COMPANY

         To the extent approved by a Majority Vote of the Members, any Member may make a secured or unsecured loan to the Company.

5.5      PRIORITY AND RETURN OF CAPITAL.

         No Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or Distributions. This Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

5.6      MEMBERS' RIGHTS OF CONTRIBUTION.

         If for any reason, a Member sustains any liabilities or is required to pay any losses arising out of, or directly connected with, the Company, or the execution of any agreements or guarantees in connection with the Company's operations, which are in excess of his, her or its proportionate Membership Interest in the Company, the other Members shall promptly reimburse such Member this excess, so that each and every Member of the Company will then have paid his, her or its proportionate share of such losses to the full extent of his, her or its Membership Interest in the Company.

5.7      GUARANTEE.

         LHC Group, LLC as parent company of Louisiana Health Care Group, LLC, Company's Member, does hereby agree to guarantee all of Louisiana Health Care Group, LLC's obligations herein, including any obligation to contribute capital to the Company for losses incurred in its operations.

                                    ARTICLE 6

                      TRANSFER OF INTERESTS AND WITHDRAWAL

6.1      RESTRICTIONS ON TRANSFER.

         A Member may not sell or otherwise transfer the Member's Units in the Company except as provided in this Article. In the event that a Member sells or transfers, or purports or attempts to sell or otherwise transfer, his, her or its Units except as provided in this Article, that Member shall be deemed to have involuntarily withdrawn from the Company effective on the date of the sale or transfer, or the purported or attempted sale or transfer. Any such sale or transfer, or purported or attempted transfer shall not have effect with respect to the Company and its Members, and any such transferee shall be entitled only to receive the value of the Units transferred in accordance with the provisions of Section 6.3. The transfer restrictions of this Article shall be binding on the Members, the Company, their heirs, legatees, legal representatives, successors, assigns, and transferees.

6.2      BUY-SELL OFFERS

         (a) At any time, either Member ("Transferor Member") may offer to purchase all Units of the other Member (the "Remaining Member"). The Transferor Member's offer shall: (i) be in writing; (ii) comply with the notice requirements herein; and
                  (iii) specify the purchase price as the value for the Remaining Member's Interest in an amount not less than that set forth in Section 6.5 for the Remaining Member's Interest. The Transferor Member's offer to purchase shall also contain an offer by the Transferor Member to sell all of the Transferor Member's Units to the Remaining Member on the same terms and conditions contained in the offer except that the purchase price of the Member's Units shall be the value set forth in Section 6.5 for the Transferor Member's Units.

         (b) Within thirty (30) days of the date of the notice of the Transferor Member's offer, the Remaining Member shall provide notice to the Transferor Member of its agreement to either (i) purchase the Transferor Member's Units or (ii) sell its Units to the Transferor Member in accordance with the terms of the offer. Regardless of which offer is accepted by the Remaining Member, the transfer of Units shall be completed within ninety
                  (90) days of the date of the notice of the Transferor Member's offer. Transfer shall be effected by amendment to this Agreement, payment of the purchase price and execution of other documents reasonably necessary to complete the transfer. Payment of the purchase price shall be as set forth in Section 6.5.

         (c) If the Remaining Member accepts the Transferor Member's offer to purchase its Units, the Transferor Member may assign all or part of the right to purchase the Remaining Member's Units to others, however, the Transferor Member shall remain liable to the Remaining Member, jointly and severally with all such assignees, for timely completion of the transfer and payment of the purchase price.

         (d) If the Remaining Member fails to provide notice to the Transferor Member as provided in Section 6.2(b), the Transferor Member's offer to purchase the Membership Interest of the Remaining Member shall be deemed accepted.

         (e) In the event the transfer is not completed within ninety (90) days of the date of notice of the Transferor Member's offer, the Company and the non-defaulting

                  Member may institute legal proceedings to enforce the obligations of the defaulting Member and, if successful, the defaulting Member shall be liable for all attorneys' fees and costs incurred by the Company and the non-defaulting Member.

6.3      TRANSFER OF MEMBER'S INTEREST TO THIRD PARTIES.

         (a) Notwithstanding any other provision of this Agreement to the contrary, no Member may sell, assign, give, devise, pledge, hypothecate, mortgage, or in any other manner transfer any portion of his Units, without the prior written consent of all of the other Members, and any such transfer shall be subject to the provisions of this Section 6.3, provided, however, that this Section shall not apply to a transfer under Section 6.2.

         (b) If a Member desires to effect any such transfer to a third party, such Member or his legal representative (the "Transferor Member") shall first give written notice (the "Offer Notice") to the Company and the other Members (the "Remaining Members") which shall state:

                  (i)      The extent of the Units to be conveyed;
                  (ii) The complete terms upon which the Transferor Member seeks to convey the Units (such terms to be limited to consideration for the Units in the form of cash and/or notes receivable); and
                  (iii) The name and address of any transferee relating to such conveyance.

         (c) Upon receipt of the Offer Notice, the Remaining Members shall have the unrestricted right to (i) consent to such transfer; or (ii) refuse to consent to such transfer, in which case such refusal shall cause the following rights and obligations to arise in the following order of priority, provided, however, that this Section shall not apply to a transfer under Section 6.2:

         (d) The Remaining Members shall have the option for a period of thirty (30) days from receipt of the Offer Notice within which to purchase the offered portion of the Transferor Member's Units on the same terms and conditions set forth in the Offer Notice. For the first fifteen (15) days of the thirty (30) day period, each Remaining Member electing to purchase part of the Transferor Member's Units shall have the primary right to purchase a proportion of the Transferor Member's Units calculated as the product of: the Units of the Transferor Member described in the Offer Notice multiplied by a fraction, the numerator of which shall consist of the purchasing Remaining Member's Units and the denominator of which shall be the aggregate Units of the Remaining Members electing to exercise their primary right to purchase the Transferor Member's Units.

         (e) In the event that any portion of the Transferor Member's Units described in the Offer Notice has not been purchased by the Remaining Members at the end of the initial fifteen (15) day period, the remainder shall be available for purchase by these Remaining Members in the exercise of their secondary right. Each Remaining Member electing to exercise his secondary right shall have the option for a period of fifteen (15) days to purchase, on a pro-rata basis, such part of the Transferor Member's Units as was not elected for purchase by the Remaining Members in the exercise of their primary right.

         (f) In the event that any portion of the Transferor Member's Units described in the Offer Notice has not been purchased by the Remaining Members at the end of the thirty (30) day period, the Company shall have the option for a period of fifteen (15) days to purchase any remaining portion of the Transferor Members' Units that was not purchased by the Remaining Members in the exercise of either their primary or their secondary rights.

         (g) In the event that any portion of the Transferor Member's Units described in the Offer Notice has not been purchased by the Company at the end of the fifteen (15) day period, the Transferor Member may transfer the Units on the terms contained in the Offer Notice, and the consent of the Company and its Members if not expressly granted shall be implied. The Transferor Member shall complete the transfer within ninety
                  (90) days (or such later date as may be specified in the Offer Notice) after receipt of the Offer Notice by the Remaining Members, but only with such transferee and only on such terms as were specified in the Offer Notice.

6.4      INVOLUNTARY TRANSFERS OF UNITS.

         (a) Any Member shall give written notice to the Company, if such Member (the "Transferor Member"): (i) is deemed to have involuntarily withdrawn from the Company under the terms of
                  Section 6.12 of this Agreement; (ii) becomes the subject of a proceeding under the U.S. Bankruptcy Code, or if a trustee, receiver, liquidator, or other representative of the Member's personal or business assets is or may be appointed; or (iii) becomes insolvent or makes an assignment for the benefit of the Member's creditors; or (iv) becomes involved in any other proceeding or commits any other act by which such Member, or a trustee, receiver, liquidator, or other representative of such Member, is or may be permitted or required to acquire or convey all or any portion of such Member's Units.

         (b) The Company shall be obligated to purchase the entirety of the Transferor Member's Units, which purchase shall be consummated in the manner specified in this Section. The purchase price of any Units purchased pursuant to this Section shall be equal to the book value of the Units as of the close of the Company's fiscal year immediately preceding the event resulting in the involuntary transfer, less any negative Capital Account balance of the Member. In the event the involuntary transfer is occasioned prior to the end of the Company's first fiscal year, the purchase price of any Units purchased pursuant to this Section shall be equal to the book value of the Units as of the close of business on the day on which the event causing the involuntary transfer occurred, less any negative Capital Account balance of the Member. The book value of the Units shall be determined by the Company's public accountant, and the accountant's determination when rendered shall be conclusive among the Members, unless a Member disputes such determination by written notice within ten (10) business days of notice to such Member of such book value. In the event of such dispute, the disputing Member shall have the right to engage independent public accountants to make such determination and the average of the two accountants' determinations shall be conclusive.

         (c) If the Company is obligated to purchase the interest of a Transferor Member in the Company pursuant to the provisions of this Section, the Company shall do so by giving written notice to the Transferor Member, or the Transferor Member's trustee, receiver, or other representative, or the appropriate court, all as the case may be. Upon the giving of such notice, the Company, as purchaser, and the Transferor Member, as seller, shall be obligated to consummate the sale and purchase of the Units, or portion thereof, at the Company offices within sixty
                  (60) days after the date of the Company's notice.

         (d) The purchase price shall be paid by the Company with a non-negotiable promissory note payable in twenty equal quarterly installments, commencing ninety days after the effective date of the transfer, with interest at the prime rate published in the Wall Street Journal on the date of the transfer without prepayment penalties. The note shall contain a subordination clause subordinating the note to all other debts of the Company. The note shall be unsecured, except that the Company may grant a security interest securing payment of the promissory note in the Units transferred if the cause of the involuntary withdrawal is specified in Section 6.12 (c)
                  (ii), only. At its sole option the Company may pay all or part of the purchase price in cash at the time of the transfer.

6.5 VALUATION FOR PURPOSES OF SECTIONS 6.2 & 6.12 (e). The Members agree that the value of the Company's Units for each class of Units for events described in Sections 6.2 & 6.12 (e) herein shall be equal to the product of: (i) FIVE HUNDRED PERCENT (500%) of the Company's Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) realized from the Company's operations of the affected branch office(s) for the fiscal year ending prior to the event giving rise to the valuation, and (ii) for each Class of Units the percentage of participation in the operations of the branch office(s) as set forth in
         Section 5.1 above. The purchase price shall be paid by the transferee with an unsecured, non-negotiable promissory note payable in twenty
         (20) equal quarterly installments, commencing ninety days after the effective date of the transfer, with interest at the prime rate published in the Wall Street Journal on the date of the transfer without prepayment penalties. If the Company is the transferee, the note shall contain a subordination clause subordinating the note to all other debts of the Company. At his, her or its sole option the transferee may pay all or part of the purchase price in cash at the time of the transfer.

6.6 SURVIVAL OF LIABILITIES. No sale or other transfer of an Units, even if it results in the substitution of the transferee or assignee as a Member herein, shall release the Transferor or assignor from those liabilities to the Company or the other Members which arose prior to such sale or assignment or which otherwise survive such sale or assignment as a matter of law.

6.7 NEGATIVE CAPITAL ACCOUNTS. If a Transferor Member has a negative Capital Account balance, the Transferor Member shall pay the Company the amount of the negative Capital Account balance as of the transfer date. If the Transferor Member shall fail to pay the negative Capital Account balance, the Company shall have the right to set-off or recoup any such amounts from any distributions due to, or from any amounts owed by the Company to, the Transferor Member, the transferee Member or the assignee.

6.8 LOANS AND PERSONAL GUARANTEES. Any loans owed by the Company to a Transferor Member shall be paid in full at closing. On or before closing of any transaction pursuant to this Article 6, the transferee Member shall also be obligated to obtain a full release of the Transferor Member (and the individual shareholder(s) or members of such Member) from all personal guarantees granted on behalf of the Company.

6.9 RIGHTS OF PERMITTED TRANSFEREES OR ASSIGNEES. A permitted transferee or assignee of a Member's Interest shall not become a Member without the Majority Vote of the Members and compliance with the provisions of
         Section 3.2 of this Agreement. Any transferee or assignee of Units in the Company who is not admitted to membership in the Company shall not be entitled to vote, and shall not be entitled to participate in the management of the Company, or to have access to any records or communications of the Company or its Members, or to participate in any manner in the operation of the Company. He, she or it will, however, be bound by and subject to this Agreement and the terms and conditions of any other agreement pertaining to the restrictions on the transfer of an Interest in the Company.

6.10 SEVERABILITY. The parties agree that each term and condition contained in this Article 6 shall be liberally construed to give effect to the parties' intent and shall be considered severable; and if, for any reason, any provision or provisions, or portions thereof, herein contained are determined to be invalid, overbroad, or unenforceable for any reason, such provision shall be deemed modified to the extent required to render it valid, enforceable and binding, and such determination shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision of this
         Article 6 is held to be unenforceable or void for any reason, the remainder of the provisions of this Article shall be unaffected and shall remain in full force and effect in accordance with its terms.

6.11     SPECIFIC PERFORMANCE; ENFORCEMENT.

         (a) In addition to any other remedies provided for herein, in the event any transfer required under this Article 6 is not timely completed in accordance with the terms hereof, the Company and/or each non-defaulting Member may seek specific performance of the obligations of the defaulting party and may institute legal proceedings to enforce the obligations of the defaulting party and, if successful, the defaulting party shall be liable for all reasonable attorneys' fees and costs incurred by the non-defaulting party.

         (b) The Members hereby declare and agree that it is impossible to measure in money damages that which will accrue to the Company and its Members by reason of a failure of any Member hereto to perform any of the obligations under this Article 6. Therefore, if any party hereto or the personal representatives of a decedent shall institute any action or proceeding to enforce the provisions of this Article 6 by injunction

                  (including the granting of a temporary restraining order), any Member against whom such action or proceeding is brought hereby waives the claim or defense therein that such Member or such personal representative has an adequate remedy at law, and such Member shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

6.12     WITHDRAWAL OF A MEMBER

         (a) Voluntary Withdrawal. Any Member may withdraw from the Company at any time by notice to all other Members.

         (b) Involuntary Withdrawal. Any circumstance compelling the involuntary transfer of a Member's Interest, including, without limitation, service of any writ of seizure applicable to his Interest or adjudication of bankruptcy of a Member, shall be deemed a withdrawal by the Member affected thereby effective upon the service of the writ or notice of the adjudication.

         (c) Automatic Involuntary Withdrawal. In addition to the other events of withdrawal contained herein, a Member shall be deemed to have withdrawn from the Company effective on the date on which one of the following events occurs:

                  (i) the individual Member, or an officer, director, commissioner, shareholder or other equity holder of a corporate Member is convicted of a felony (unless such felony is unrelated to the businesses of the Company or the Members);

                  (ii) the individual Member dies, is interdicted or determined to be incompetent; or

                  (iii) the Member materially breaches this Agreement and fails to cure such breach within thirty (30) days of receipt of notice of such breach;

                  (iv) the Member, or an officer, director, commissioner, shareholder or other equity holder of a corporate Member is excluded or debarred from participation in the Medicare or Medicaid programs; or

                  (v) the Member sells or transfers, or attempts to sell or transfer of the Member's interest in the Company without compliance with the provisions of this
                           Article VI.

         (d) Withdrawal from the Company, in and of itself, shall under no circumstances relieve the former Member of his, her or its obligations to: (i) make any additional capital contributions approved by the Members prior to the effective date of the former Member's withdrawal; or (ii) to fulfill his, her or its contractual obligations to the Company incurred or accrued prior to the effective date of the former Member's withdrawal. In either event, the Company shall have a right of set-off against any distribution due to a withdrawing former Member.

         (e) In the event of a voluntary withdrawal of a Member, if the Company is continued in accordance with the provisions of
                  Section 7.1, the withdrawing Member shall have distributed to him the amount specified in Section 6.5 in accordance with the terms therein.

         (f) In the event of a voluntary withdrawal of a Member, if the Company is not continued in accordance with the provisions of
                  Section 7.1, the Company shall be liquidated and dissolved according to the provisions of Article 7.

                                    ARTICLE 7

                           DISSOLUTION AND LIQUIDATION

7.1      DISSOLUTION

         Subject to the remaining terms of this Agreement the Company shall be dissolved upon the occurrence of any one of the circumstances hereinafter set forth:

         (1) upon the termination of this Agreement and the failure of the Members to agree upon a new Operating Agreement within ninety
                  (90) days following the effective date of the termination; or

         (2)      upon approval of the Members by an Majority vote; or

         (3) Upon the death, interdiction, withdrawal, bankruptcy, liquidation or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company, however, such event shall not cause a dissolution of the Company if within ninety (90) days after such event, the Company is continued by the unanimous vote of the remaining Members.

7.2      DISSOLUTION FOR NON-COMPLIANCE WITH LAW.

         The parties hereto acknowledge and agree that the terms and conditions of this Agreement and the anticipated conduct of the parties hereunder are intended to satisfy all state and federal laws and regulations related to healthcare fraud and abuse and self-referral of patients, including, without limitation, 42 U.S.C. Section 1320-7b; 42 U.S.C.
         Section 1395nn, and La. R.S. 37:1744 and 1745. All contracts and compensation arrangements of the Company shall likewise comply with law. Manager and Company shall use their best efforts to comply with all laws and regulations regarding billing for services provided by the Company. Should any change in Louisiana or federal laws or regulations occur during the term of this Agreement rendering any term or provision of this Agreement invalid, or should the parties determine that this Agreement or the Members' participation in the Company result in a violation of any such laws or regulations, the parties agree that this Agreement shall be amended within thirty (30) days of such change or determination. If the parties are unable to agree to such modification or amendment during the said thirty (30) days, the parties hereby agree that the Company shall be dissolved as provided hereunder.

7.3      LIQUIDATION

         Upon dissolution of the Company, if the Company is not continued, the Members shall proceed diligently to finalize the affairs of the Company and distribute its assets in accordance with the provisions of Section
         7.5. During this period, the Members shall continue to operate and otherwise deal with Properties of the Company, consistent with the liquidation thereof, but shall have no further power or authority to bind the Company except to sell or distribute its assets and wind up its affairs in compliance herewith.

7.4      FINAL ACCOUNTING

         Upon dissolution of the Company, the Members shall cause the Company's accountant to make, at the Company's expense, a full and proper accounting of the assets, liabilities, operations and Capital Accounts of the Company as of and through the last day of the month in which the dissolution occurs.

7.5      LIQUIDATION DISTRIBUTIONS

         As expeditiously as possible after the dissolution of the Company, the Members shall cause the debts and obligations of the Company to be paid and discharged, including payment or offset of all obligations owed to Members by the Company and all obligations of Members owed to the Company. Thereafter, the remaining assets shall be distributed to the Members in amounts proportionate to the Members' Units as determined on the date of the distribution.

7.6      RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS.

         Except as provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member's Capital Account. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Account of one or more Members, including, without limitation, all or any part of that Capital Account attributable to Capital Contributions, then such Member or Members shall have no recourse against any other Member.

                                    ARTICLE 8

                                BOOKS AND RECORDS

8.1      ACCOUNTING PERIOD.

         The Company's accounting period shall be the Fiscal Year which shall begin on January 1st of each year.

8.2      RECORDS AND REPORTS.


         At the expense of the Company, the Company shall maintain complete and accurate books, records and accounts of all operations and expenditures of the Company. The Company shall keep at its principal place of business the books of the Company which shall contain a list showing the names and addresses of the Members as of a reasonably current date and the extent of their interest in the Company. Each Member, and their duly authorized representatives, shall have the right at reasonable times to access and examine, and audit at the Member's expense, if desired, the books of the Company, including such financial records, and other reasonably available records and information concerning the operation of the Company and to make copies thereof at the expense of such Members, but only upon such Member's written request. Manager agrees that it shall provide to each Member reasonable access to its records supporting the Direct Costs and other expenses charged or allocated to Company by Manager.

8.3      TAX RETURNS.

         The Company shall prepare and timely file all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members upon request within a reasonable time after the end of the Company's fiscal year.

8.4      AUDIT.

         At the request of any Member, the books of the Company may be audited annually at the expense of the Company by an independent public accounting firm selected by the Manager.

8.5      ANNUAL REPORTS.

         Within the following time periods after the close of each fiscal year, the Company shall deliver to each Member the following:

         (a) Within one hundred twenty (120) days after the end of such fiscal year, financial statements of the Company for such year, including a balance sheet, a profit and loss statement, a statement of Members' equity and changes in financial position, such statements (i) to be prepared in accordance with generally accepted accounting principles and (ii) to include a summary itemization, by classification, of the compensation and reimbursement paid by the Company, directly or indirectly, to all Members.

         (b) Within sixty (60) days after the close of such fiscal year, a report providing such tax information as may be reasonably required by each Member for federal and state income tax reporting purposes.

                                    ARTICLE 9

              NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE

9.1      NON-COMPETITION.

         Each Member agrees that for so long as it is a Member of the Company, the Member shall not own, control, manage, have a business interest in, or be financially interested in a home health agency competing with the Company in providing home health services within the Service Area without the Majority Vote of the Members, PROVIDED, HOWEVER, that such restriction shall not apply to services provided in the Service Area by subsidiaries and Affiliates of Louisiana Health Care Group, LLC.

9.2      NON-SOLICITATION.

         Each Member agrees that for so long as it is a Member of the Company and for a period of one year following the transfer of its interests, its voluntary or involuntary withdrawal from the Company, or the dissolution and liquidation of the Company, the Member shall not directly, or through a subsidiary or affiliated company or employee leasing or staffing company, without the consent of the Members, solicit for employment or hire or employ or contract with any person to work for it who is or was employed by Company or Manager, during the term of the Member's membership, whether or not such employee is employed by the Company or Manager at the time of such solicitation or hire. This restriction shall not apply to Hospital with respect to any Manager or Company staff who were employed by Hospital on or before the Effective Date hereof. In the event a party violates this provision, the offending party shall pay the other stipulated damages in an amount equal to one year of such employee's most recent salary or wages paid to the employee by the other party.

9.3      NON-DISCLOSURE.

         Each Member acknowledges that it will have access to certain confidential information, trade secrets and proprietary information which is exclusively the property of another Member or the Manager; including, without limitation, documents, recordings, photographs, policies, procedures, forms, patient/customer/client lists, public relations and employee training materials. Each party agrees that Manager's Service Value Points (SVP(R)) system and its Lifeline(R) system are proprietary trade secrets of Manager and which are subject to this Agreement. Each Member agrees that it will not, for so long as it is a Member and for a period of two (2) years following its voluntary or involuntary withdrawal, disclose to any third party, or appropriate for their own use or for the use of any third person, the other Member's or Manager's confidential information, trade secrets or proprietary information.

9.4      INJUNCTIVE RELIEF.

         Each Member acknowledges that in the event of any breach of this
         Article 9, the other parties remedies at law would be inadequate and therefore any affected party shall be entitled to obtain relief by injunction to prevent competition, solicitation or disclosure by the Member or Manager without the need to prove irreparable harm. The affected Member's or Manager's remedies, in any event, shall be cumulative of any and all other remedies available pursuant to Louisiana law.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1     FISCAL YEAR

         The Fiscal Year of the Company shall begin on January 1st of each year.

10.2     PARTNERSHIP TAXATION

         Neither the Company nor any Manager or Member may make an election for the company to be excluded from the application of the provisions of Subchapter K of the Code or any similar provisions of applicable state law. The Members intend that the Company not be a partnership or joint venture, and that no Member or Manager be a partner of or joint venturer with any other Member or Manager, for any purpose other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise. The provisions of Section 5.1(b) herein respecting the allocation of Units shall control the allocation of income, loss and tax items derived from the Company's operations.

10.3     NO PARTNERSHIP INTENDED FOR NON-TAX PURPOSES.

         The Members have formed the Company under the Act, and expressly disavow any intention to form a joint venture, a partnership or a partnership in commendam (or limited partnership) under Louisiana law, or laws of any other state. The Members do not intend to be partners one to another or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

10.4     NOTICES

         All communication or notices required or permitted to be given under this Agreement shall be in writing, and any communication or notice shall be deemed to have been duly made upon receipt by mail, or by facsimile transmission receipt of which has been duly acknowledged to the Member's address as recorded in the records of the Company. Any written notice sent certified mail to the address of record of the recipient which is returned by the post office as unclaimed or undeliverable for any reason shall be deemed to have been received. A party may, by written notice so delivered to the Company, change the address to which communications or written notices shall be made under this Agreement.

10.5     AMENDMENTS

         This Agreement may be amended only in writing approved by an Majority Vote.

10.6     EXECUTION

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, and each of which shall become effective when one or more counterparts have been executed by each of the parties hereto and delivered to the Company. The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Operating Agreement.

10.7     APPLICABLE LAW; VENUE

         This Agreement shall be governed by an construed and enforced in accordance with the laws of the State of Louisiana.

10.8     SUCCESSORS OR ASSIGNS

         The obligations herein undertaken and the rights herein conferred shall be binding upon and inure to the benefit of the parties, and, where applicable, their successors and assigns. The Members' interests, or holdings of Units, in the Company shall not be affected by the sale, merger, consolidation or public offering of any Member or its successors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company or by any Person not a party hereto. This Agreement is entered into solely to benefit the Company and its subscribing Members, and is not entered into or intended for the benefit of any third persons. The Parties agree that this Agreement shall not be construed as a stipulation pour autrui or a third party beneficiary contract.

10.9     REFERENCES

         (a) Any reference in this Agreement to an Article, Section, or Subsection shall be deemed to refer to the applicable Article, Section or Subsection of this Agreement unless otherwise stated herein.

         (b) Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

10.10    EFFECTIVE DATE

         This Agreement is entered as of the Effective Date set forth above, but shall be deemed effective as of the date of the Company's filing of the Articles with the Louisiana Secretary of State.

10.11    CONFLICTS WITH OTHER AGREEMENTS

         (a) In the event of any conflict between the terms of this Agreement and other permitted agreements by and between the parties hereto related to the purposes of the Company, this Agreement shall prevail.

         (b) The Company may acquire or enter into one or more written consulting agreements or employment agreements with Members or affiliates of Members. To the extent such arrangements are in writing and approved or authorized by the Majority Vote of the disinterested Members, and subject to Section 4.23 herein, such services may be compensated as provided in said agreements and shall be deemed to be separate from those services which the Member will provide to the Company as a capital contribution pursuant to Section 5.1(a) herein.

10.12    NO ACTION FOR PARTITION.

         No Member shall have any right to maintain any action for partition with respect to the property of the Company.

10.13    INVALIDITY.

         The invalidity or unenforceability of any particular provision of this Operating Agreement shall not affect the other provisions hereof, and the Operating Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Act, the provisions of this Operating Agreement shall control to the fullest extent permitted by applicable law. Any provision found to be invalid or unenforceable shall not affect or invalidate the other provisions hereof, and this Operating Agreement shall be construed in all respects as if such conflicting provision were omitted.

10.14    DETERMINATION OF MATTERS NOT PROVIDED FOR IN THIS OPERATING AGREEMENT.

         The Members shall decide any questions arising with respect to the Company and this Operating Agreement which are not specifically or expressly provided for in this Operating Agreement.

10.15    HIPAA

         The HIPAA Business Associate Addendum attached hereto is made a part of this agreement as if copied herein in extensio.

10.16    COUNTERPARTS AND FACSIMILE SIGNATURES.

         This Agreement and any amendments or modifications thereto may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement. Also, the Parties acknowledge that a facsimile of this Agreement shall be binding and enforceable as an original and original signatures will be delivered to replace all facsimile signatures.

10.17    COST OF ENFORCEMENT.

         In the event that either Party shall be required to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover the costs of such action, including, but not limited to, reasonable attorney's fees.


                            [continued on next page]

10.18    SEVERABILITY.

         In the event any provision of this Agreement is held to be unenforceable or void for any reason, the remainder of the Agreement shall be unaffected and shall remain in full force and effect in accordance with its terms.

         THUS DONE AND SIGNED, in multiple originals, in the city of Lafayette, Lafayette Parish, Louisiana, on the day and in the month and year first above written.

LHC GROUP, LLC                                       ACADIA ST. LANDRY HOME HEALTH, INC.
Manager                                              Member



BY:      /s/ Keith G. Myers                           By:      /s/ Cliff Broussard
         -----------------------------                       -----------------------------
         Keith G. Myers, Manager                              Cliff Broussard, CEO



LOUISIANA HEALTH CARE GROUP, LLC                      LHC GROUP, LLC
Member                                                Guarantor

BY:      LHC GROUP, LLC, Manager



         BY:  /s/ Keith G. Myers                     BY:     /s/ Keith G. Myers
              ------------------------                       -------------------------------
              Keith G. Myers, Manager                        Keith G. Myers, Manager

10.18    SEVERABILITY.

         In the event any provision of this Agreement is held to be unenforceable or void for any reason, the remainder of the Agreement shall be unaffected and shall remain in full force and effect in accordance with its terms.

         THUS DONE AND SIGNED, in multiple originals, in the city of Lafayette, Lafayette Parish, Louisiana, on the day and in the month and year first above written.


LHC GROUP, LLC                                       OPELOUSAS GENERAL HEALTH SYSTEM
Manager                                              Member



BY:      /s/ Keith G. Myers                           By:      /s/ William F. Barrow
         -----------------------------                       -----------------------------
         Keith G. Myers, Manager                              William F. Barrow



LOUISIANA HEALTH CARE GROUP, LLC                      LHC GROUP, LLC
Member                                                Guarantor

BY:      LHC GROUP, LLC, Manager



         BY:  /s/ Keith G. Myers                     BY:     /s/ Keith G. Myers
              ------------------------                       -------------------------------
              Keith G. Myers, Manager                        Keith G. Myers, Manager

10.18    SEVERABILITY.

         In the event any provision of this Agreement is held to be unenforceable or void for any reason, the remainder of the Agreement shall be unaffected and shall remain in full force and effect in accordance with its terms.

         THUS DONE AND SIGNED, in multiple originals, in the city of Lafayette, Lafayette Parish, Louisiana, on the day and in the month and year first above written.

LHC GROUP, LLC                                       ABROM KAPLAN MEMORIAL HOSPITAL
Manager                                              Member



BY:      /s/ Keith G. Myers                           By:      /s/ Lyman Trahan
         -----------------------------                       -----------------------------
         Keith G. Myers, Manager                              Lyman Trahan, CEO



LOUISIANA HEALTH CARE GROUP, LLC                      LHC GROUP, LLC
Member                                                Guarantor

BY:      LHC GROUP, LLC, Manager



         BY:  /s/ Keith G. Myers                     BY:     /s/ Keith G. Myers
              ------------------------                       -------------------------------
              Keith G. Myers, Manager                        Keith G. Myers, Manager

                               MEMBERSHIP SCHEDULE
                            ACADIAN HOMECARE, L.L.C.
                              AS OF: APRIL 1, 2004


LOUISIANA HEALTH CARE GROUP, LLC                    96 CLASS A UNITS

OPELOUSAS GENERAL HEALTH SYSTEM                      1 CLASS B UNIT

ABROM KAPLAN MEMORIAL HOSPITAL                       1 CLASS C UNIT

ACADIA-ST. LANDRY HOME HEALTH, INC.                  1 CLASS D UNIT